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Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

        The following unaudited pro forma combined condensed financial statements have been prepared to give effect to EnerNOC, Inc.'s ("EnerNOC" or the "Company") acquisition of Mdenergy, LLC using the purchase method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. These pro forma statements were prepared as if the acquisition described above had been completed as of January 1, 2006 for the statements of operations purposes. EnerNOC and Mdenergy, LLC both operate on a calendar year basis.

        On September 13, 2007, EnerNOC completed the acquisition of all outstanding equity interests in Mdenergy, LLC in exchange for $3.2 million in cash and 139,056 shares of its common stock, valued at $4.7 million.

        The unaudited pro forma combined condensed financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined condensed financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions described above occurred on January 1, 2006 for statement of operations purposes, nor is it necessarily indicative of the future financial position or results of operations of the combined company. The unaudited pro forma combined condensed financial statements include adjustments, which are based on preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Mdenergy, LLC. The final allocation of the purchase price will be determined after the completion of the acquisitions and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. Any change in the fair value of the net assets of Mdenergy, LLC will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments for Mdenergy, LLC, including the amount of earnout payments, may differ materially from the pro forma adjustments presented here, including the accounting for contingent consideration that may be payable.

        The balance sheet information has not been included because the transaction is reflected in the EnerNOC, Inc. Condensed Consolidated Balance Sheet at September 30, 2007 included in EnerNOC's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 5, 2007.

        These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of EnerNOC and Mdenergy, LLC, and should be read in conjunction with the historical consolidated financial statements of EnerNOC and Mdenergy, LLC and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of EnerNOC included in EnerNOC's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 5, 2007.

EnerNOC, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Year Ended December 31, 2006

(in thousands, except share and per share data)

	Historical	Mdenergy, LLC		Adjustments	Proforma
Revenues	$26,100	$1,843			$27,943
Cost of revenues	16,839	—			16,839

Gross profit	9,261	1,843		—	11,104
Operating expenses
Selling and marketing expenses	5,932				5,932
General and administrative expenses	8,000	1,037		270 (1)	9,307
Research and development expenses	955				955

	14,887	1,037		270	16,194

Income (loss) from operations	(5,626)	806		(270)	(5,090)
Other income (expenses):
Interest income	167	10			177
Interest expense	(312)	—			(312)

Net income (loss)(2)	$(5,771)	$816		$(270)	$(5,225)

Net loss per share
Basic and diluted	$(1.60)	$—	(3)	$(1.94)	$(1.39)

Weighted average number of shares used in computation	3,607,822	—	(3)	139,056	3,746,878

See accompanying notes to unaudited pro forma combined condensed financial information.

EnerNOC, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Nine Months Ended September 30, 2007

(in thousands, except share and per share data)

	Historical	Mdenergy, LLC(4)		Adjustments	Proforma
Revenues	$41,126	$1,876			$43,002
Cost of revenues	26,232	—			26,232

Gross profit	14,894	1,876		—	16,770
Operating expenses
Selling and marketing expenses	11,840				11,840
General and administrative expenses	18,036	1,906		191 (1)	20,133
Research and development expenses	1,824				1,824

	31,700	1,906		191	33,797

Income (loss) from operations	(16,806)	(30)		(191)	(17,027)

Other income (expenses):
Interest income	2,537	10			2,547
Interest expense	(276)	—			(276)

Net income (loss)(2)	$(14,545)	$(20)		$(191)	$(14,756)

Net loss per share
Basic and diluted	$(1.30)	$—	(3)	$(1.37)	$(1.30)

Weighted average number of shares used in computation	11,214,656	—	(3)	139,056	11,353,712

See accompanying notes to unaudited pro forma combined condensed financial information.

EnerNOC, Inc.

Notes to Unaudited Pro Forma Combined Condensed Financial Information

(in thousands, except share and per share data)

Note 1: Basis of Pro Forma Presentation

        The unaudited pro forma combined condensed statements of operations reflect the combined results of operations of EnerNOC and Mdenergy, LLC for the year ended December 31, 2006 and the nine months ended September 30, 2007, in both cases as if the acquisition had occurred on January 1, 2006.

        The selected unaudited pro forma combined condensed financial information are not indicative of the historical results that would have occurred had EnerNOC and Mdenergy, LLC been combined during these time periods or the future results that may be achieved after the acquisitions.

        There were no transactions between EnerNOC and Mdenergy, LLC during the periods presented. There are no significant differences between the accounting policies of EnerNOC and Mdenergy, LLC.

Note 2: Preliminary Purchase Price

        On September 13, 2007, EnerNOC completed the acquisition of all outstanding equity interests in Mdenergy, LLC in exchange for $3.2 million in cash and 139,056 shares of its common stock, valued at $4.7 million. In accordance with Emerging Issues Task Force, or EITF, No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination, the fair value of EnerNOC's common stock to be issued was determined using an average price of $34.17, which was the average closing price of its common stock for a few days before and after the terms of the merger agreement were agreed to and announced.

        The estimated direct transaction cost consists primarily of legal and accounting fees and other external costs related directly to the acquisitions. The preliminary purchase price is summarized as follows:

Cash consideration	$3,168
Stock consideration	4,752
Direct transaction costs	193

Total preliminary purchase price	$8,113

Note 3: Preliminary Purchase Price Allocation

        For pro forma purposes, the total estimated purchase price will be allocated to Mdenergy, LLC's net tangible and identifiable intangible assets based on their estimated fair values as of September 30, 2007. EnerNOC will amortize certain intangible assets over the estimated useful lives using the straight-line method, which approximates the projected utility of such assets based upon the information available. The excess of the purchase price over the fair value of net assets acquired has been classified as goodwill. The preliminary allocation of the estimated purchase price is as follows:

	Fair Value	Useful Life	Estimated Annual Amortization
	(in thousands)	(in years)	(in thousands)
Net tangible assets acquired	$32
Identifiable intangible assets
Customer contracts	2,400	10	$240
Employment agreement	90	3	30
Goodwill	5,657	Indefinite	—

Aggregate preliminary purchase price	8,179
Less; Liabilities assumed	(66)

Aggregate preliminary purchase price, net	$8,113		$270

        The unaudited pro forma combined financial information reflects a preliminary allocation of the purchase price. The estimated fair values of the assets acquired and liabilities assumed are not yet complete and are subject to future adjustments. In addition to the amounts paid at closing, EnerNOC is obligated to pay to the holders of Merger interests of Mdenergy, LLC an amount equal to two times the revenues of Mdenergy's business during the period from July 1, 2007 through December 31, 2007 (the "Earnout"), such Earnout to be payable in cash during the first quarter of 2008, that is not included in this schedule.

Note 4: Pro Forma Adjustments

        The unaudited pro forma combined statements of operations and reflect the combined results of operations of EnerNOC and Mdenergy, LLC for the year ended December 31, 2006 and the nine months ended September 30, 2007 as if the acquisition had occurred on January 1, 2006.

        The following adjustments are reflected in the unaudited pro forma combined statements of operations and reflect the estimated impact of the merger on the historical combined results of EnerNOC and Mdenergy, LLC.

(1)
Represents the amortization of intangibles acquired in connection with the acquisition of Mdenergy, LLC.

(2)
No income taxes have been provided for on the income of Mdenergy, LLC (which was an LLC) because it is assumed that the net operating losses of EnerNOC would more than offset this income.

(3)
No share information has been included for Mdenergy LLC because the information is not meaningful.

(4)
Represents activity from January 1, 2007 through the date of acquisition on September 12, 2007.

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  Exhibit 99.3
EnerNOC, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations For the Year Ended December 31, 2006 (in thousands, except share and per share data)
EnerNOC, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations For the Nine Months Ended September 30, 2007 (in thousands, except share and per share data)